Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Maris-Tech Ltd. of our report dated August 2, 2021, except for the effects of the Reverse Stock Split discussed in Note 1C to the financial statements, as to which the date is September 24, 2021, relating to the financial statements, which appears in Maris-Tech Ltd.’s Registration Statement on Form F-1.

Haifa, Israel	/s/ Kesselman & Kesselman
February 22, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel

Telephone: +972 -4- 8605000, Fax:+972 -4- 8605001, www.pwc.com/il